[FORM OF FALMOUTH BANCORP, INC. LETTERHEAD]

                                            December 18, 1998

Dear Stockholder:

      You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Falmouth Bancorp, Inc. (the "Company"), the holding company for Falmouth Co-operative Bank (the "Bank") which will be held on January 19, 1999 at 3:00 p.m. Eastern Standard Time at the Quality Inn, 921 Jones Road, Falmouth, Massachusetts 02540 (the "Annual Meeting").

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of the Company and the Bank and you will have an opportunity to ask questions.

      The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Falmouth Bancorp, Inc. and Falmouth Co-operative Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

                                       Sincerely yours,


                                       /s/ Santo P. Pasqualucci

                                       Santo P. Pasqualucci
                                       President and Chief Executive Officer


                           FALMOUTH BANCORP, INC.
                              20 DAVIS STRAITS
                        FALMOUTH, MASSACHUSETTS 02540

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    Date:   Tuesday, January 19, 1999
                    Time:   3:00 p.m., local time
                    Place:  Quality Inn
                            921 Jones Road
                            Falmouth, Massachusetts 02540


      At our 1999 Annual Meeting, we will ask you to:

      * Elect four directors to serve for a three-year term expiring at the 2002 annual meeting. The following four directors are the Board of Directors' nominees:

          John W. Holland, Jr.  Gardner L. Lewis  Eileen C. Miskell
          Wayne C. Lamson

      * Ratify the appointment of Shatswell MacLeod & Co., P.C. as our independent auditors for the fiscal year ending September 30, 1999; and

      * Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on December 8, 1998, the record date.



                                       By Order of the Board of Directors,


                                       /s/ Jeanne E. Alves

                                       Jeanne E. Alves
                                       Secretary

Falmouth, Massachusetts
December 18, 1998


============================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
============================================================================


                             GENERAL INFORMATION

General

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about December 18, 1998 to all stockholders entitled to vote. If you owned the Company's common stock ("Common Stock") at the close of business on December 8, 1998, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,402,578 shares of Common Stock outstanding.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Common Stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

      You are entitled to one vote at the Annual Meeting for each share of the Company's Common Stock that you owned as of record at the close of business on December 8, 1998. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

  Proposal 1:
  Elect Four Directors    The four nominees for director who receive the
                          most votes will be elected. So, if you do not vote for a nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

  Proposal 2:
  Ratify Appointment      The affirmative vote of a majority of the shares
  of Independent          present in person or by proxy at the Annual
  Public Accountants      Meeting and entitled to vote on this proposal is
                          required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as the Company's independent certified public accountants. So, if you
                          "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

      If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

* Proposal 1: Elect Four Directors. A broker non-vote would have no effect on the outcome this proposal because only a plurality of votes cast is required to elect a director.

* Proposal 2: Ratify Appointment of Independent Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Confidential Voting Policy

      The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

Revoking Your Proxy

      You may revoke your proxy at any time before it is exercised by:

*     Filing with the Secretary of the Company a letter revoking the proxy;
*     Submitting another signed proxy with a later date; and
* Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.
Solicitation of Proxies

      The Company will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

*     mail;
*     telephone; and
*     other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

      If you would like a copy of our Annual Report on Form 10-KSB for the year ended September 30, 1998, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

      George E. Young, III
      Vice President and Chief Financial Officer
      Falmouth Bancorp, Inc.
      20 Davis Straits, P.O. Box 567
      Falmouth, Massachusetts 02541

Security Ownership of Certain Beneficial Owners

      The following table contains Common Stock ownership information for persons known to the Company to "beneficially own" 5% or more of the Company's Common Stock as of September 30, 1998. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the SEC and with the Company. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                                  Amount of     Percent of Shares
                        Name and Address          Beneficial     of Common Stock
Title of Class        of Beneficial Owner         Ownership      Outstanding (1)
---------------------------------------------------------------------------------

Common Stock      The Cape Cod Five Cents         131,800(2)           9.4%
                  Savings Bank
                  P.O. Box 10
                  19 West Road
                  Orleans, Massachusetts 02653

Common Stock      Jeffrey L. Gendell               82,000(3)           5.8%
                  200 Park Avenue, Suite 3900
                  New York, New York 10166

--------------------
<F1>  The total number of shares of the Company's Common Stock outstanding on September 30, 1998 was 1,401,784 shares.
<F2>  Based on information in a Schedule 13G filed with the SEC on February
      5, 1998, The Cape Cod Five Cents Savings Bank is deemed to be the beneficial owner of these shares.
<F3>  Based on information filed in a Schedule 13D with the FDIC, dated July
      31, 1997, Mr. Gendell has the sole power to vote and to dispose or direct the disposition of 34,500 shares and is deemed to be the beneficial owner of these shares.  Totine Financial Partners, L.P.
      ("Totine") a private investment limited partnership which invests primarily in financial institutions directly owns 47,500 shares.  Mr.
      Gendell is the Managing Member of Totine Management, L.L.C. ("TM"),
      the general partner of Totine, and therefore may be deemed to have beneficial ownership of the Common Stock beneficially owned or deemed to be beneficially owned by Totine or TM.

Stock Ownership of Management

      The following table shows the number of shares of the Company's Common Stock beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of December 1, 1998. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

                                                          Amount and       Percent of
                                                          Nature of          Common
                                                          Beneficial          Stock
Name                           Title(1)                Ownership (2)(3)    Outstanding
---------------------------------------------------------------------------------------

John W. Holland, Jr.(4)        Director                       5,152            0.4%
James A. Keefe(5)              Director                      20,321            1.4%
Gardner L. Lewis(6)            Director                       9,841            0.7%
John J. Lynch, Jr.(7)          Director                      27,652            2.0%
Ronald L. McLane               Director                       4,152            0.3%
Eileen C. Miskell(8)           Director                       7,652            0.5%
Robert H. Moore(9)             Director                       5,652            0.4%
Walter A. Murphy(10)           Chairman of the Board         15,566            1.1%
William E. Newton(11)          Director                      12,652            0.9%
Armand Ortins                  Director                       5,652            0.4%
Santo P. Pasqualucci(12)       President, Chief              53,526            3.8%
                               Executive Officer            -------
                               and Director

All directors and executive                                 282,260           19.6%
officers as a group                                         =======
 (15 persons)(13)

--------------------
<F1>   Titles are for both the Company and the Bank.
<F2>   Includes restricted stock awards of 1,064 shares of Common Stock made to each of the outside directors, with the exception of Mr. Murphy who was awarded 2,124 shares, under the 1997 Recognition and
       Retention Plan for Outside Directors, Officers and Employees of
       Falmouth Bancorp, Inc. ("RRP").  Mr. Pasqualucci was also awarded
       10,000 shares of restricted stock under the RRP.  Each recipient of a
       RRP restricted share award has sole voting power, but no investment power, over the shares of Common Stock covered by the award.
<F3>   The figures above include stock options granted with respect to 1,588 shares of Common Stock to each outside director, 3,442 shares to Mr.
       Murphy and 14,548 shares to Mr. Pasqualucci under the 1997 Stock
       Option Plan for Outside Directors, Officers and Employees of Falmouth
       Bancorp, Inc. ("Stock Option Plan"), which may be acquired pursuant to these vested options.
<F4>   Includes 500 shares held jointly with spouse and 2,000 shares held solely by spouse.
<F5>   Includes 2,669 shares held in an Individual Retirement Account
       ("IRA").
<F6>   Includes 2,489 shares held in spouse's IRA, 4,000 shares held in Mr.
       Lewis's IRA, 250 shares held individually by spouse, and 350 shares held by his son, for which Mr. Lewis disclaims beneficial ownership.
<F7>   Includes 20,000 shares held in an IRA and 5,000 shares owned by the corporation of which Mr. Lynch serves as president.
<F8>   Includes 1,000 shares held in an IRA, 1,500 shares held solely by spouse and 2,500 shares owned by a corporation of which Ms. Miskell serves as treasurer.
<F9>   Includes 3,000 shares held in an IRA.
<F10>  Includes 10,000 held in an IRA.
<F11>  Includes 5,000 shares held by Mr. Newton as trustee for a Profit
       Sharing Trust, 2,500 shares held in an IRA, and 2,500 shares held by
       Mr. Newton for a corporation of which Mr. Newton is a principal.
<F12>  Includes the total of 3,541 shares that have been allocated to Mr.
       Pasqualucci under the ESOP as of September 30, 1998, as to which he has sole voting power, but no investment power, except in limited circumstances, 18,000 shares held in IRA's in Mr. Pasqualucci's name, and 6,027 shares held in three trusts for the benefit of Mr.
       Pasqualucci's three minor children.
<F13>  Includes 6,216 shares held by the ESOP Trust that have been allocated as of September 30, 1998 to the individual accounts of the executive officers under the ESOP (excluding Mr. Pasqualucci) as to which such executive officers have sole voting power, but no investment power, except in limited circumstances.  Also includes 65,465 unallocated shares held by the ESOP Trust as to which the ESOP Trustee may be deemed to share voting and investment power.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                            ---------------------
                                 PROPOSAL 1
                            ELECTION OF DIRECTORS
                            ---------------------

General

      The Board has nominated four persons for election as directors at the Annual Meeting. Three of the nominees are currently serving on the Company's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2002, or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors

                                                  Position(s)
                                                   Held with                  Director
                        Age(1)    Term Expires    the Company                 Since(2)
                        --------------------------------------------------------------

Nominees
--------

John W. Holland, Jr.      73          1999        Director                      1966
Gardner L. Lewis          61          1999        Director                      1993
Eileen C. Miskell         40          1999        Director                      1994
Wayne C. Lamson(3)        47           --         --                             --

Continuing Directors
--------------------

James A. Keefe            72          2000        Director                      1973
Ronald L. McLane          81          2000        Director                      1970
Robert H. Moore           65          2000        Director                      1976
John J. Lynch, Jr.        71          2001        Director                      1970
Walter A. Murphy          72          2001        Chairman of the Board         1969
William E. Newton         60          2001        Director                      1975
Santo P. Pasqualucci      59          2001        President, Chief Executive    1993
                                                  Officer and Director

Retiring Director
-----------------

Armand Ortins             80          1999        Director                      1966

--------------------
<F1>  As of November 1, 1998.
<F2>  Includes service as director of the Bank prior to the formation of the
      Company in 1996.  All directors of the Bank have served as directors of the Company since its formation in 1996.
<F3>  Wayne C. Lamson is a nominee for election to the Company's Board of
      Directors.  Mr. Lamson does not currently serve on this Board.

      The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.

Nominees

      John W. Holland, Jr. is an attorney in the private practice of law in West Falmouth, Massachusetts. Mr. Holland has provided legal services to the Bank at its request from time to time.

      Gardner L. Lewis is currently retired. He owned and operated The Pancake Man, a full-service restaurant located in Falmouth, from 1964 to 1993. In 1993, the restaurant was leased to a third party.

      Eileen C. Miskell, CPA, is Treasurer of Wood Lumber Company in Falmouth, Massachusetts. Previously, she was an accountant at the New England Deaconess Hospital.

      Wayne C. Lamson, has been Treasurer/Comptroller of the Woods Hole Martha's Vineyard and Nantucket Steamship Authority since 1982, and has held various positions in the accounting department since 1972.

Continuing Directors

      James A. Keefe has been a principal of Falmouth Ford, an automobile dealership, since October of 1966.

      John J. Lynch, Jr. has served as President of Paul Peters Agency, Inc., a general insurance agency located in Falmouth, since 1957.

      Ronald L. McLane has been retired for the past five years. Previously Mr. McLane was a building contractor in the Falmouth area.

      Robert H. Moore has worked as an agent with the Paul Peters Agency, Inc., a general insurance agency located in Falmouth, since May of 1960.

      Walter A. Murphy served as President of the Bank from 1968 to 1992 and continues to serve as the Chairman of the Board of Falmouth Bancorp, Inc.

      William E. Newton has worked as a contractor and has been a principal of C. H. Newton Builders, Inc. in West Falmouth since 1965.

      Santo P. Pasqualucci has served as President of the Bank since December, 1992 and as President and Chief Executive Officer of the Company since its formation in 1996. Prior to that time, he served as the President of a savings bank for six years. He has served the banking community of Massachusetts for over 30 years.

Retiring Director

      Armand Ortins has been retired since 1984. Previously Mr. Ortins was owner and operator of a local photo sales and service retail store.

============================================================================
       The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
============================================================================

                       ------------------------------
                                 PROPOSAL 2
                       RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS
                       ------------------------------

      The Board of Directors has appointed Shatswell MacLeod & Co., P.C. as our independent public auditors for the Company for the fiscal year ending September 30, 1999, and we are asking stockholders to ratify the appointment. Representatives of Shatswell MacLeod & Co., P.C. are not expected to attend the Annual Meeting.

============================================================================
       The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Shatswell Macleod & Co., P.C.
                  as independent auditors for the Company.
============================================================================

             INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      The Company's Board of Directors currently consists of eleven members. The Company's Certificate of Incorporation provides that the Board of
Directors shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting. The Board nominated Mr. Wayne C. Lamson to stand for election as a director at the 1999 Annual Meeting for a three-year term to expire in 2002. In addition, Mr. Armand Ortins, will be retiring from the Board of Directors, effective January 19, 1999, the date of the Annual Meeting. Each of our directors also serves as a director of the Bank.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 11 regular meetings during the fiscal year ended September 30, 1998. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

      The Board of Directors of the Company has established the following committees:


EXECUTIVE        The Executive Committee considers strategic, planning and
COMMITTEE        industry issues and is authorized to act as appropriate
                 between meetings of the Board of Directors.

                 Directors Keefe, Lewis, Lynch, Newton, and Pasqualucci serve as members of the committee.

                 The Executive Committee met 11 times in the 1998 fiscal year.

AUDIT            The Audit Committee is responsible for review of the annual
COMMITTEE        audit with the Company's outside auditors and to report any substantive issues found during the audit to the Board.

                 Directors Miskell, Lewis and Ortins serve as members of the committee.

                 The Audit Committee met three times in the 1998 fiscal year.

COMPENSATION     The Compensation Committee is responsible for establishing
COMMITTEE        guidelines for management and employee compensation.

                 Directors Murphy, Keefe and Newton serve as members of the committee.

                 The Compensation Committee did not meet in the 1998 fiscal year.

SECURITY         The Security Committee reviews the loan collateral,
COMMITTEE        appraisal reports on real estate, and authorizes the
                 funding of real estate loans. In addition, the Committee authorizes the release of periodic draws on construction loans.

                 Directors McLane, Moore and Pasqualucci serve as members of the committee.

                 The Security Committee met 50 times in the 1998 fiscal year.

      The Board of Directors, acting as the nominating committee, met in November, 1998 to select the nominees for election as directors at the Annual Meeting. See page 18 for a discussion of the procedures for stockholder nominations for director.

Directors' Compensation

      Director's Fees. Currently, each director of the Bank receives the following fees:

*     fees of $400 per Board meeting attended; and
*     fees ranging from $100 to $300 per committee meetings attended.

      The Chairman of the Board also receives a fee of $700 per Board Meeting attended. Total directors' meeting and committee fees for fiscal 1998 were $57,950. We do not compensate our employees for service as directors. All directors fees for fiscal 1998 relate solely to the Bank. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

      Recognition and Retention Plan and Stock Option Plan. In addition, our directors are eligible to participate in the Stock Option Plan and Recognition and Retention Plan. These stock benefit plans are discussed under "-Benefits," "Stock Option Plan" and "Recognition and Retention Plan."

Executive Officers

      The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

          Name                     Position Held with the Company
          ----                     ------------------------------

          Santo P. Pasqualucci     President and Chief Executive Officer
          George E. Young, III     Vice President and Chief Financial Officer
          Jeanne E. Alves          Secretary

      The following individuals are executive officers of the Bank and hold the offices set forth below opposite their names.

          Name                     Position Held with the Bank
          ----                     ---------------------------

          Santo P. Pasqualucci     President and Chief Executive Officer
          George E. Young, III     Vice President and Treasurer
          Ronald Garcia            Vice President/Senior Loan Officer
          Sharon L. Shoner         Vice President/Auditor/Compliance Officer
          Jeanne E. Alves          Clerk/Assistant Treasurer

      The Board of Directors elects the executive officers of the Company and the Bank, annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "-Employment Agreements."

      Biographical information of executive officers of the Company and the Bank is set forth below.

      Santo P. Pasqualucci, age 59, has served as President and Chief Executive Officer of the Bank since December, 1992 and President and Chief Executive Officer of the Company since 1996. Prior to that time, he served as the President of a savings bank for six years. He has served the banking community of Massachusetts for over 30 years.

      George E. Young, III, age 53, joined the Bank in 1991 as Assistant Treasurer, was promoted to Treasurer in 1992 and since 1994 has served as the Bank's Vice President and Treasurer. Mr. Young has also served as Vice President and Chief Financial Officer of the Company since 1996. He was Treasurer and Auditor/Compliance Officer from 1973 to 1991 with another financial institution. Mr. Young has 28 years of banking experience.

      Jeanne E. Alves, age 54, has served as the Secretary of the Company and Clerk of the Bank since November 1997. Ms. Alves joined the Bank in 1984 and was promoted to Assistant Treasurer in 1992.

      Ronald Garcia, age 48, has served as Vice President/Senior Loan Officer of the Bank since April 1997. Prior thereto, he served as Vice President/Commercial Lending of the Bank from 1994 through April 1997. Prior thereto, he was a Vice President and Commercial Loan Officer for Falmouth National Bank/Bank of Boston.

      Sharon L. Shoner, age 48, has served with the Loan Department of the Bank since 1977. She is currently Vice President/Audit and Compliance Officer of the Bank, overseeing the Bank's internal audit and compliance functions.

Compensation Table

      The following table sets forth cash and noncash compensation for the fiscal years ended September 30, 1998, 1997 and 1996 awarded to or earned by Santo P. Pasqualucci, the Company's President and Chief Executive Officer.

                                                          Compensation Table
                                                                                     Long Term Compensation
                                        Annual Compensation(1)                           Awards Payouts
                                 -------------------------------------    ---------------------------------------------
                                                              Other       Restricted
                                                             Annual          Stock                LTIP       All Other
Name and Principal                                        Compensation      Awards     Options   Payouts   Compensation
     Positions           Year    Salary($)    Bonus($)         ($)          ($)(2)     (#)(3)      ($)        ($)(4)
-----------------------------------------------------------------------------------------------------------------------

Santo P. Pasqualucci,    1998    $137,948      $    -           -                 -         -       -         $29,663
President and Chief      1997     124,499       5,628           -          $137,500    36,368       -          34,162
Executive Officer        1996     121,045       6,052           -                 -         -       -          14,391

--------------------
<F1>  Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred by Mr. Pasqualucci under the Company's 401(k)
      plan (but not matching contributions made by the Company) and payroll deductions for health insurance under the Company's health insurance plan.
<F2>  Pursuant to the RRP, Mr. Pasqualucci was awarded 10,000 shares of restricted stock, which vest in 20% increments beginning on February
      1, 1998.  The value of the restricted share award shown in the table above is based a price of $13.75, which is the closing price of a share of common stock on January 21, 1997, the effective date of the award.  At September 30, 1998, the aggregate fair  market value of the restricted stock award made to Mr. Pasqualucci was $162,500, based on a closing price of $16.25 on September 30, 1998.  The restricted stock award made to Mr. Pasqualucci was not approved by the Commissioner of
      Banks of Massachusetts until February 1998, and as such was not reported in fiscal 1997.  In the case of death, disability, retirement, or a change in control, as defined by the RRP, all restricted stock awards become immediately exercisable.
<F3>  Includes 36,368 shares of Common Stock subject to options granted to
      Mr. Pasqualucci under the Stock Option Plan.  The options granted are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code") to the maximum extent possible, and any options which do not qualify will constitute non-qualified stock options. The Stock Option Plan provides for options to become exercisable, beginning on January 21, 1998, and generally remain exercisable until the tenth anniversary of the grant.
      In the case of death, disability, retirement or a change in control, as defined in the Stock Option plan, all options granted become immediately exercisable.
<F4>  Includes (i) the dollar value of premiums, if any, paid by the Company with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of Mr. Pasqualucci and (ii) the Company's contributions on behalf of the executive officer to the Company's
      401(k) plan and (iii) 1,505, 1,413, and 623 shares of Common Stock allocated to the executive officer under the ESOP for fiscal 1998,
      1997 and 1996, respectively.  The value of the shares were based on a price of $16.25, $20.875, and $12.50, the closing price on September
      30, 1998, 1997 and 1996, respectively  See "-Certain Employee Benefit
      Plans and Employment Agreement - Retirement Plans" and "- Employee
      Stock Ownership Plan and Trust."

Certain Employee Benefit Plans and Employment Agreement

      Employment Agreements. Effective March 28, 1996, the Bank entered into employment agreements (the "Employment Agreements") with Messrs. Santo Pasqualucci, the Bank's President and Chief Executive Officer, and George Young, its Vice President and Treasurer (the "Executives" or when referring to either one individually, the "Executive"). These Employment Agreements set forth the duties and compensation of the Senior Executives and are intended to ensure that the Bank and the Company will have experienced and competent management personnel.

      The Employment Agreements provide for terms of four years, in the case of Mr. Pasqualucci, and two years, in the case of Mr. Young; and each will provide for an annual base salary equal to the Executives' existing base salary rate in effect on March 28, 1996, the date the Bank converted to stock form. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreements provide the Executives with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon the Executives' death or disability, and are terminable by the Bank or the Company for "cause" as defined in the Employment Agreements. In the event of termination for cause, no severance benefits are available. If the Bank or the Company terminates the Executive without cause, the Executive will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement. If an Employment Agreement is terminated due to the Executive's "disability" (as defined in the Employment Agreement), the Executive will be entitled to a continuation of his salary at three-quarters level and benefits until the Executive becomes employed again, reaches age 65 or dies. In the event of an Executive's death during the term of the Employment Agreement, his estate will be entitled to receive his salary through the end of the month of his death.

      The Employment Agreements contain provisions stating that in the event of an Executive's involuntary termination of employment in connection with, or within one year after, any "change in control" (as defined in the Employment Agreement), Mr. Pasqualucci will be paid, within 10 days of such termination, an amount equal to 2.99 times his "base amount," as defined in
Section 280G(b)(3) of the Code, and, in the case of Mr. Young, 2 times his base amount. The Employment Agreements also provide for a lump sum payment of the payments due to an Executive for the remaining term of the Employment Agreement to be made in the event of the Executive's voluntary termination of employment, upon the occurrence, or within 60 days thereafter, of certain specified events which have not been consented to in writing by an Executive, including:

* the requirement that an Executive perform his principal executive functions more than 35 miles from the Bank's or the Company's current primary office;
*     material reduction in the Executive's authority and responsibility;
*     liquidation or dissolution of the Bank or the Company; and
*     a breach of the Employment Agreement by the Bank or the Company.

      Retirement Plans. The Bank is a participant in the retirement plans sponsored by the Co-operative Bank Employees Retirement Association ("CBERA"). Two plans are provided:

* a defined contribution plan (the "401(k) Plan"), under which employee contributions are matched by contributions from the Company; and

* a defined benefit plan (the "Pension Plan") that is funded solely by the employer.

      Employees of the Bank are eligible for enrollment in these Plans after attaining age 21 and completing one year of service (defined as a 12-month period commencing on the date of hire during which the employee has worked at least 1,000 hours).

      Under the 401(k) Plan, the Bank provides a 50% match of participating employees' contributions up to a limit of 5% of salary. Under the Pension Plan, upon reaching the age of 65, participants are entitled to receive their vested account balances in a lump sum or periodically in the form of an annuity. Annual retirement benefits under the Pension Plan are determined according to the following formula: one percent of the final average compensation paid over the employee's three consecutive highest years, plus one-half percent of the amount by which the above average exceeds the employee's average Social Security Wage Base for a designated period, times all years of service since January 1, 1989.

      The following table sets forth the estimated annual benefits that would be payable under the Pension Plan in the form of a single life annuity before reduction for the social security amount upon retirement at the normal retirement date. The amounts are expressed at various levels of compensation and years of service.

                             Pension Plan Table

                        Years of Credited Service
                 ----------------------------------------
     Average
     Earnings       10         15         20         25
     ----------------------------------------------------

     $ 20,000    $ 2,000    $ 3,000    $ 4,000    $ 5,000
       40,000      4,535      6,802      9,070     11,337
       60,000      7,535     11,302     15,070     18,837
       80,000     10,535     15,802     21,070     26,337
      100,000     13,535     20,302     27,070     33,837
      120,000     16,535     24,802     33,070     41,337
      140,000     19,535     29,302     39,070     48,837
      160,000     21,535     32,302     43,070     53,837

--------------------
<F1>  These are hypothetical benefits based on the Pension Plan's normal retirement benefit formula.  The benefits shown above do not reflect an offset for Social Security benefits and there are no other offsets.

      For purposes of determining the estimated annual benefits that would be payable under the Pension Plan to Santo P. Pasqualucci, the executive officer listed in the Summary Compensation Table, Mr. Pasqualucci had completed five years, ten months of service to the Bank as of September 30, 1998 and had final average compensation of $129,499.

      Employee Stock Ownership Plan and Trust. The Company has established, for the benefit of eligible employees, an ESOP and related trust which became effective upon completion of the Company's conversion to stock form. Substantially all employees of the Company who have attained age 21 and have completed six months of service may be eligible to become participants in the ESOP. The ESOP purchased 87,285 shares of Company Common Stock issued in the Bank's conversion to stock form. In order to fund the ESOP's purchase of the Company Common Stock, the Company borrowed funds equal to the aggregate purchase price of the Company's Common Stock. Although contributions to the ESOP are discretionary, the Company makes annual contributions to the ESOP in an aggregate amount at least equal to the principal and interest requirement on the debt. The ESOP loan is for a term of 10 years, bearing interest at the rate of 7.25% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term. The loan also permits optional pre-payment. In February 1998, the ESOP Trust refinanced the loan and replaced it with a new loan from the Company. The Company may make additional annual contributions to the ESOP to the maximum extent deductible for federal income purposes.

      Shares purchased by the ESOP are pledged as collateral for the loan, and held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares are released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year, and allocated among the accounts of participants on the basis of the participant's compensation for the year of allocation. Participants will be fully vested at all times as to any shares that have been allocated to their account. Vested benefits may be paid in a single sum or in the form of shares of Company's Common Stock and are payable upon death, retirement at age 65 or older, disability or separation from service.

      In connection with the establishment of the ESOP, a the Board of Directors appointed a Committee to administer the ESOP (the "ESOP Committee"). The trustees of the ESOP are directors Gardner Lewis, John J. Lynch, Jr. and Armand Ortins. The ESOP Committee may instruct the trustees regarding investment of funds contributed to the ESOP. The ESOP trustees, subject to their fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

Stock Option Plan

      The 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank ("Stock Option Plan") was adopted by the Board of Directors of the Bank and approved by its stockholders at the 1997 Annual Meeting. In accordance with the terms of the Reorganization, the Company assumed sponsorship of the Stock Option Plan and changed its name to the "1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc." The purpose of the Stock Option Plan is to promote the growth of the Company, the Bank and other affiliates by linking the incentive compensation of officers, key executives and directors with the profitability of the Company. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. The Company has reserved an aggregate of 145,475 shares of Common Stock for issuance upon the exercise of stock options granted under the Plan.

      The members of the Board's Compensation Committee who are disinterested directors ("Option Committee") administer the Stock Option Plan. In general, both "incentive stock options" and non-qualified stock options to purchase Common Stock of the Company ("Options") may be granted to eligible officers, employees and outside directors, subject to the restrictions of the Internal Revenue Code. The Option Committee has discretion under the Stock Option Plan to establish certain material terms of the Options granted to officers and employees provided such grants are made in accordance with the Plan's requirements. All Options granted to outside directors are by automatic formula grant and the Option Committee has no discretion over the material terms of these grants. As of December 8, 1998, each outside director of the Company had been granted a non-qualified stock option to purchase an aggregate of 3,969 shares of Common Stock at an exercise price of $13.375 per share and the Chairman of the Board has been granted a non-qualified stock option to purchase an aggregate of 8,605 shares of Common Stock, including 7,939 shares of Common Stock at an exercise price of $13.375 and 666 shares of Common Stock at an exercise price of $19.825. In February 1998, the Commissioner of Banks of Massachusetts approved the grants to officers and employees of the Company and the Bank.

      All stock options granted under the Plan generally vest in 20% increments over a five year period subject to automatic full vesting upon the optionee's death, disability or retirement or upon a change in control of the Company. The Company believes the use of a vesting schedule will encourage each Option recipient to remain in the service of the Company (or an affiliate) and contribute to its profitability in order to enjoy the full economic benefit of the Option. The Company pays all costs and expenses of the Stock Option Plan. The Company has reserved the right to amend or terminate the Plan, in whole or in part, subject to the requirements of all applicable laws.

      The following table summarizes the option grants that were made to Santo P. Pasqualucci during the fiscal year 1997.


                         Option/SAR Grants in Fiscal Year 1997
                                           Individual Grants
                        ---------------------------------------------              Potential Realizable
                                                                                     Value at Assumed
                                        Percent of                                    Annual Rate of
                         Number of        Total                                        Stock Price
                         Securities    Options/SARs                                  Appreciation for
                         Underlying     Granted to                                     Option Term
                        Options/SARs   Employees in    Exercise or                 --------------------
                          Granted      Fiscal Year     Base Price     Expiration      5%         10%
Name                       (#)(1)          (%)        ($ per Share)      Date         ($)        ($)
-------------------------------------------------------------------------------------------------------

Santo P. Pasqualucci,      36,368         33.5%          13.375        4/15/07      305,908    775,231
 President and Chief
 Executive Officer

--------------------
<F1>  All options granted are Incentive Stock Options which become exercisable in 20% increments on an annual basis, with the first installment vesting on January 21, 1998.  In case of death, disability, retirement or a change in control, as defined in the Stock
      Option Plan, all options granted become immediately exercisable.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock, which was $16.25 per share. The first installment of options became exercisable on January 21, 1998.

    Aggregated Options in 1998 Fiscal Year and 1998 Fiscal Year End Options

                                           Number of Securities         Value of Unexercised
                                          Underlying Unexercised            In-the-Money
                                          Options/SARs at Fiscal       Options/SARs at Fiscal
                                                 Year-end                    Year-end(1)
                                                    (#)                          ($)
Name                                     Exercisable/Unexercisable    Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------

Santo P. Pasqualucci,
President and Chief Executive Officer          7,274/29,094                 20,913/83,645

--------------------
<F1>  The closing price per share of Common Stock on September 30, 1998 was
      $16.25, and all options have an exercise price of $13.375 per share, which equals a spread of $2.875.

Recognition and Retention Plan

      The 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank (the "RRP") was adopted by the Board of Directors of the Bank and approved by its stockholders at the 1997 Annual Meeting. In accordance with the Company's Reorganization, the Company assumed sponsorship of the RRP and changed its name to the "1997 Recognition and Retention Plan For Outside Directors, Officers and Employees of Falmouth Bancorp, Inc." Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of the Company, the Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. The Company pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, the Company has established a trust (" Trust") and will contribute, or cause to be contributed, to the Trust, from time to time, funds sufficient to purchase up to 58,190 shares of Common Stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. Shares of Common Stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of Common Stock subject to his Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. In February 1998, the Company received approval from the Massachusetts Division of Banks of the material terms of awards granted to officers and employees of the Company and the Bank. As of December 8, 1998, each outside director has been granted a Restricted Stock Award with respect to 1,064 shares of Common Stock and the Chairman received a Restricted Stock Award with respect to 2,124 shares of Common Stock. All outstanding Restricted Stock Awards will vest and become distributable at the rate of 20% per year, over a five year period, commencing on February 1, 1998, subject to automatic full vesting on the date of the Award holder's death, disability or retirement or upon a change in control of the Company.

      The Company may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

      From time to time the Bank makes mortgage or other loans to its directors. Prior to the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Bank had a policy of offering loans to directors, officers and employees on terms substantially equivalent to those offered to the public.

      Under FIRREA, loans to the Company's directors are required to be made on terms substantially the same as those offered in comparable transactions to other persons. Furthermore, FIRREA generally prohibits loans above the greater of $25,000 or 5.0% of the Bank's capital and surplus (up to $500,000) to directors and officers and their affiliates, unless such loans are approved in advance by a disinterested majority of the Board of Directors. As a matter of policy, loans to directors of the Company, as well as other affiliated persons or entities, currently are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve more than the normal risk of collectability or present other unfavorable features, and are approved by the Board of Directors. At September 30, 1998, the Bank had a total of $789,000 loans outstanding to its executive officers and directors.

      In addition to these provisions of federal law, Massachusetts law requires that loans by a co-operative bank to its officers and directors be made on non-preferential terms and receive the prior approval of a disinterested majority of the board of directors. Further, loans by a co-operative bank to its own officers may not exceed $20,000 for general purposes; $75,000 for educational purposes; and $275,000 for residential home mortgage purposes. All loans by a co-operative bank to its officers and directors must be reported annually to the Commissioner.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all
Section 16(a) filing requirements applicable to them.

                           ADDITIONAL INFORMATION

Information About Stockholder Proposals

      If you wish to submit proposals to be included in our 1999 proxy statement for the 2000 Annual Meeting of Stockholders, we must receive them by August 20, 1999, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. [SECTION]240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

* You must be a stockholder of record and have given timely notice in writing to the Secretary of the Company.

*     Your notice must contain specific information required in our Bylaws.



                                       By Order of the Board of Directors,

                                       /s/ Jeanne E. Alves

                                       Jeanne E. Alves
                                       Secretary

Falmouth, Massachusetts
December 18, 1998


============================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
============================================================================



Falmouth Bancorp, Inc.                                       REVOCABLE PROXY

       This Proxy is solicited on behalf of the Board of Directors of
                           Falmouth Bancorp, Inc.
    for the Annual Meeting of Stockholders to be held on January 19, 1999.

      The undersigned stockholder of Falmouth Bancorp, Inc. hereby appoints Santo P. Pasqualucci and Walter A. Murphy, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Falmouth Bancorp, Inc. held of record by the undersigned on December 8, 1998, at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m., Eastern Standard Time, on January 19, 1999, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 1999 Annual Meeting of Stockholders and Proxy Statement, dated December 18, 1998, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
              AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1 and a vote "FOR" the proposal in Item 2.

Please mark your vote as indicated in this example.  [x]

I will attend the Annual Meeting.  [ ]

1.    Election of four Directors for terms of three years each.
      Nominees: John W. Holland, Jr., Gardner L. Lewis, Eileen C. Miskell and Wayne C. Lamson

      [ ]  FOR  All nominees (except as     [ ]  WITHHOLD for all nominees
           otherwise indicated)

2. Ratification of the appointment of Shatswell MacLeod & Co., P.C. as independent auditors for the fiscal year ending September 30, 1999.

      [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

----------------------------------------------------------------------------


The undersigned hereby acknowledges receipt of the Notice of the 1999 Annual Meeting of Stockholders and the Proxy Statement, dated December 18, 1998 for the 1999 Annual Meeting.

----------------------------------------------------------------------------

----------------------------------------------------------------------------
Signature(s)

Dated:                                                                , 199_
      ----------------------------------------------------------------

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.